UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 19, 2020
ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Seaport Boulevard, Boston, Massachusetts 02210
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:    (475) 230-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALXN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Alexion Pharmaceuticals, Inc. held its Annual Meeting of Shareholders on May 13, 2020. The results of the matters voted on by the shareholders are set forth below.

1.    The election of directors:

	Votes For	Withheld	Broker Non-Votes

Felix Baker	165,892,446	12,943,049	12,701,782
David R. Brennan	169,233,141	9,602,354	12,701,782
Christopher J. Coughlin	175,404,484	3,431,011	12,701,782
Deborah Dunsire	172,928,111	5,907,384	12,701,782
Paul A. Friedman	103,068,306	75,767,189	12,701,782
Ludwig N. Hantson	177,092,282	1,743,213	12,701,782
John T. Mollen	172,013,279	6,822,216	12,701,782
Francois Nader	158,638,013	20,197,482	12,701,782
Judith A. Reinsdorf	172,875,464	5,960,031	12,701,782
Andreas Rummelt	173,823,438	5,012,057	12,701,782

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Alexion's independent registered public accounting firm:

Votes For	Votes Against	Abstentions
189,635,116	1,842,994	59,167

3.	The non-binding advisory vote to approve the compensation paid to Alexion’s named executive officers as described in Alexion’s 2020 proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
163,448,951	15,237,286	149,258	12,701,782

4.	Shareholder proposal requesting that the Board of Directors amend provisions set forth in Alexion's By-laws to lower the threshold for shareholders to call a special meeting of shareholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
85,596,667	92,091,767	147,061	12,701,782

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2020	ALEXION PHARMACEUTICALS, INC.
By: /s/ Doug Barry Name: Doug Barry Title: Vice President, Corporate Law